EXHIBIT 4,10




                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT
                       -----------------------------------



          AMENDMENT NO. 1, dated as of August 7, 1996, to the Rights Agreement, dated as of February 8, 1989 (the "Rights Agreement"), between CARLISLE COMPANIES INCORPORATED, a Delaware corporation (the "Company") and HARRIS TRUST AND SAVINGS BANK, as Rights Agent (the "Rights Agent").

          WHEREAS, the Company's Common Stock split two-for-one on June 1, 1993 (the "Stock Split");


          WHEREAS, following the Stock Split, pursuant to the Rights Agreement the holder of each share of Common Stock is entitled to one-half of a Preferred Stock Purchase Right (a "Right") entitling such holder to purchase from the Company under certain conditions one two-thousandth of a share of Preferred Stock at a Purchase Price of Eighty Dollars ($80);


          WHEREAS, the Company desires, and hereby directs the Rights Agent, to amend the Rights Agreement in accordance with Section 26 thereof to, among other things, reset the Purchase Price in view of the market performance of the Common Stock;

          NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment No. 1, and INTENDING TO BE LEGALLY BOUND HEREBY, the parties hereby agree as follows:


          1.        Amendments to Rights Agreement.  The following Sections of
                    ------------------------------
               the Rights Agreement are hereby amended in the respects hereinafter set forth:

                    (a) Section 1(g) is hereby amended by substituting "Syracuse" for "Cincinnati" in the second and fifth lines thereof.

                    (b) Section 1(o) is hereby amended by substituting "August 6, 2006" for "March 3, 1999" in the second line thereof.

                    (c)  Section 7(b) is hereby amended and restated in its

                         entirety as follows:




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               "(b)  The Purchaser Price for each one one-
               thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall be $420.00 (and, as adjusted pursuant to Section 11(p) hereof for the June 1, 1993 two-for-one stock split of the

               Company's Common Stock, the Purchase Price for each one two-thousandth of a share of Preferred Stock pursuant to the exercise of one-half of a Right shall be $210.00), and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below."


                    (d) Section 25 is hereby amended by replacing the Company's notification provision with the following provision:

               "Carlisle Companies Incorporated
               250 South Clinton Street, Suite 201
               Syracuse, New York   13202

               Attention:  Chairman and Chief Executive Officer"

          2.        Amendments to Rights Certificate.  The first two pages of
                    --------------------------------
               the form of Rights Certificate attached as Exhibit B to the Rights Agreement are amended and restated in their entirety as set forth in Annex 1 hereto.

          3.        References to Agreement.  The term "Agreement" as used in
                    -----------------------

               the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

          4.        Reaffirmation of Agreement.  This Amendment No. 1 shall be
                    --------------------------
               effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.


          5.        Definitions.  Capitalized terms used in this Amendment No. 1
                    -----------
               that are not defined herein shall have the respective meanings set forth in the Rights Agreement.



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          6.        Execution and Counterparts.  This Amendment No. 1 may be
                    --------------------------
               executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              CARLISLE COMPANIES INCORPORATED



                    By:          /s/ Stephen P. Munn
                              -----------------------------------
                    Name:     Stephen P. Munn
                    Title:    Chairman and Chief Executive Officer

ATTEST:



By:          /s/ Steven J. Ford
          -------------------------
Name:     Steven J. Ford
Title:    Secretary



                              HARRIS TRUST AND SAVINGS BANK



                    By:       /s/ Donald Koslow
                              -----------------------------------
                    Name:     Donald Koslow
                    Title:    Vice President

ATTEST:



By:       /s/ Carol McMahon
          -------------------------
Name:     Carol McMahon
Title:    Trust Officer



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                                                       Exhibit B
                                                       ---------

                          [Form of Rights Certificate]

Certificate No. R-                           _______________ Rights

NOT EXERCISABLE AFTER AUGUST 6, 2006 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY AT [$.001] PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. IN ADDITION, RIGHTS MAY NOT BE EXERCISED IF SUCH EXERCISE WOULD VIOLATE THE RESTATED CERTIFICATE OF INCORPORATION OF CARLISLE COMPANIES INCORPORATED, AS AMENDED AND IN EFFECT ON FEBRUARY 8, 1989, INCLUDING WITHOUT LIMITATION, ARTICLE SEVENTH THEREOF. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING [ADVERSE] PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING [ADVERSE] PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) OF SUCH AGREEMENT.]*
                               Rights Certificate

                         CARLISLE COMPANIES INCORPORATED

     This certifies that ______________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 8, 1989, as amended by Amendment No. 1 thereto dated as of August 7, 1996 (as so amended, the "Rights Agreement"), between Carlisle Companies Incorporated, a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 p.m. (Chicago, Illinois time) on August 6, 2006 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable share of Series A Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $420.00 per one one-thousandth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed.


________

* The portion of the legend in brackets shall be inserted only if applicable, shall be modified to apply to an Acquiring Person or an Adverse Person, as applicable, and shall replace the second preceding sentence.

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The Purchase Price may be paid in cash or by certified bank check or money order payable to the order of the Company. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of August 7, 1996, based on the Preferred Stock as constituted at such date.

     Upon the occurrence of a Triggering Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Adverse Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such
Section 11(a)(ii) Event.

     As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the office of the Company, 250 South Clinton Street, Suite 201, Syracuse, New York 13202 and are also available upon written request to the Company, attention Secretary, at such address.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, any be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.




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